BOISE CASCADE CORPORATION
            DEFERRED COMPENSATION AND BENEFITS TRUST
                       __________________



                         TRUST AGREEMENT

                         By and Between

                    BOISE CASCADE CORPORATION
                               and
       AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO



                              Dated
                        November 2, 1987
                     As Amended and Restated
                     As of December 13, 1996

                            CONTENTS


Article                                                     Page

   I.     The Plans
          Section 1.01 Plans...............................

  II.     Trust and the Trust Corpus
          Section 2.01 Delivery of Funds...................
          Section 2.02 Trust Corpus........................

 III.     Change in Control
          Section 3.01 Definition of Potential Change
            in Control.....................................
          Section 3.02 Definition of Change in Control.....
          Section 3.03 Notice of Change....................
          Section 3.04 Definition of Beneficial Owner......
          Section 3.05 Definition of Person................

  IV.     Release of the Trust Corpus
          Section 4.01 Delivery to the Company.............
          Section 4.02 Deliveries to Participants..........
          Section 4.03 Deliveries to Creditors of
            the Company....................................
          Section 4.04 Notification of Bankruptcy or
            Insolvency.....................................

   V.     Trustee
          Section 5.01 Trustee.............................
          Section 5.02 Successor Trustee...................

  VI.     Termination and Amendment
          Section 6.01 Termination.........................
          Section 6.02 Amendment...........................

 VII.     General Provisions
          Section 7.01 Further Assurances..................
          Section 7.02 Certain Provisions Relating to
            This Trust.....................................
          Section 7.03 Notices.............................
          Section 7.04 Trust Beneficiaries.................


Attachments

Exhibit A      List of Plans Subject to the Trust
Schedule 1     Executive List
Schedule 2     Trustee's Fee Schedule
Exhibit B      Funding Assumptions

                    BOISE CASCADE CORPORATION
            DEFERRED COMPENSATION AND BENEFITS TRUST

     TRUST AGREEMENT (the "Trust"), dated November 2, 1987, as amended and restated as of December 13, 1996, by and between BOISE CASCADE CORPORATION, a Delaware corporation (the
"Company"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF
CHICAGO (the "Trustee").

     WHEREAS, the Company is or may become obligated under certain employee benefit plans or agreements to make payments to certain of its directors and executives (the "Executives"); and

     WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to assure that the future payment of such amounts will not be improperly withheld in the event that a "Change in Control" of the Company (as defined herein) should occur; and

     WHEREAS, for purposes of assuring that payments will be made in accordance with the terms of the plans, the Company shall deposit with the Trustee, subject only to the claims of the Company's creditors as provided herein, amounts of cash, marketable securities, and other property acceptable to the Trustee, sufficient to fund the payments as they may become due and payable; and

     WHEREAS, this Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                            ARTICLE I

                            THE PLANS

     SECTION 1.01  Plans.  The Company plans and agreements
(collectively referred to as the "Plans") listed on Exhibit A, which is attached hereto and incorporated herein by this reference, are subject to this Trust.

          The Company may, from time to time, add other plans and agreements to this Trust pursuant to the terms herein.

          Attached as Schedule 1 is a list of the names and mailing addresses of Executives currently participating in the Plans (the "Executive List"). The Company will revise the Executive List no less often than quarterly to reflect, among other things, the addition of new Plans and changes in the identity of Executives participating in the Plans.

          The creation and funding of this Trust will not discharge the Company's obligations under the Plans.
Distributions made from the Trust to or for Executives in respect of the Plans pursuant to Section 4.02 hereof, shall, to the extent of such distributions, satisfy the Company's obligation to pay benefits to Executives under the Plans.

          Subject to the terms of each of the Plans, the Company reserves the right to amend any of the Plans at any time prior to a Change in Control of the Company, in which case the Plans, as amended, shall continue to be subject to this Trust. At any time prior to a Change in Control of the Company, the Company may cause additional plans to become Plans subject to this Trust.
Any amended or additional plans shall become Plans subject to this Trust only upon receipt by the Trustee of the amended or additional plan documents. Upon and after a Change in Control of the Company, the Company may not amend any Plan, withdraw any Plan from this Trust, cause any additional plans to become Plans hereunder, or add any participants to any Plan.

                           ARTICLE II

                   TRUST AND THE TRUST CORPUS

     SECTION 2.01  Delivery of Funds.

          (a) (1) Concurrently with the execution of this Trust, the Company is delivering to the Trustee to be held in trust hereunder the sum of $1,000 in cash to be administered and disposed of by the Trustee as provided herein. (2) Within
60 days following a Potential Change in Control of the Company (as defined in Article III hereof), the Company shall deliver to the Trustee such sums of cash, marketable securities, and other property acceptable to the Trustee in an amount equal to 105% of the amount necessary to provide on an actuarial basis for the payment when due of all the Company's obligations to or on behalf of Executives under the Plans (the "Funding Amount") which shall be invested by the Trustee and administered in accordance with the terms of this Trust. The Trustee shall have no duty to perform or independently evaluate the calculations and determinations of the Company made pursuant to this
Section 2.01(a).

          (b) In the event of a Potential Change in Control of the Company, the Company shall, no less often than every six months from the date of such Potential Change in Control unless the entire Trust Corpus shall theretofore have been released pursuant to Article IV hereof, recalculate the Funding Amount as of the end of the month immediately preceding such six-month interval date as if the Potential Change in Control had occurred at the end of such month. If the amount so calculated exceeds the then fair market value of the Trust Corpus, the Company shall transfer to the Trustee an amount in cash, marketable securities, or any other property acceptable to the Trustee equal to the excess. If the Funding Amount so calculated is less than the then fair market value of the Trust Corpus, the Trustee, upon receipt of a written request from the Company and subject to
Section 4.03, shall distribute to the Company the difference in cash.

          (c) After a Change in Control shall have occurred and at all times prior to the release of the entire Trust Corpus pursuant to Article IV hereof, the Funding Amount shall be recalculated by Milliman & Robertson, Inc., consulting actuaries (the "Actuary"), and subject to the limitations of
Section 4.02(b) hereof, the recalculation by the Actuary shall be binding on the Company, the Executives, and the Trustee. The Trustee shall have no duty to perform or independently evaluate the determination of the Actuary made pursuant to this
Section 2.01(c). If Milliman & Robertson, Inc. should decline to serve as Actuary or should discontinue business with no successor, or if 65% or more in number of the Executives reflected on the then most recent Executive List should notify the Trustee in writing to select another Actuary, the Trustee shall select another firm of consulting actuaries to serve as Actuary hereunder. The Trustee and the Company shall provide the Actuary with such relevant information as may be in their possession that is necessary to make the recalculation. The first recalculation shall be made by the Actuary as soon as possible after the end of the second calendar year following the year in which the Change in Control occurred, and thereafter the Actuary shall recalculate the Funding Amount annually. Upon any recalculation by the Actuary, if the amount so calculated exceeds the then fair market value of the Trust Corpus, the Actuary shall so notify the Company and the Trustee, and the Company shall forthwith transfer to the Trustee an amount in cash equal to such excess. If the then fair market value of the Trust Corpus exceeds 125% of the Funding Amount so calculated, the Trustee, upon receipt of a written request from the Company and subject to
Section 4.03, shall distribute to the Company in cash an amount equal to such excess.

          (d) The Funding Amount shall be determined from time to time in accordance with the terms of each of the Plans and in accordance with the assumptions set forth in Exhibit B hereto.

          (e)  Payment by the Company pursuant to
Section 2.01(a), (b), or (c) hereof shall be accompanied by a Payment Schedule (as defined in Section 4.02(a) hereof) with respect to each Executive for whose account the payment is being made.

     SECTION 2.02  Trust Corpus.

          (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee pursuant to the terms hereof, less amounts distributed or paid from the Trust pursuant to the terms hereof, plus all income earned by the Trust, in whatever form held or invested as provided herein. Upon the transfer to the Trustee of the amounts provided in subsection 2.01(a)(2), to the extent the transferred amount consists of property other than cash, the Trustee shall hold such property in the form in which it was transferred and shall have no power or authority to liquidate, transfer, or sell the property prior to the date of a Change in Control without written instructions from the Company to do so. To the extent the transferred property consists of cash, the Trustee shall invest it in the Short-Term Portfolio as defined below. Upon the occurrence of a Change in Control, the Trustee shall, in an orderly manner, liquidate all the noncash assets of the Trust Corpus other than any split-dollar life insurance policies or corporate-owned life insurance policies and shall invest the proceeds of the liquidation in two portfolios as follows: (i) a short-term fixed income portfolio (the "Short-Term Portfolio") which, except as otherwise provided below in this
Section 2.02(a), shall be invested solely in U.S. Treasury obligations having maturities of less than one year, and (ii) an immunized/dedicated fixed income portfolio ("the "Dedicated Portfolio") which shall constitute a portfolio of cash and/or U.S. Treasury obligations that will produce a cash flow sufficient to provide for the payment when due of all the Company's obligations to Executives under those Plans, the benefits under which are to be paid from the Dedicated Portfolio, as reflected on Exhibit B hereto. So long as the Dedicated Portfolio has a current and projected cash flow sufficient to pay when due all amounts to be paid from the Dedicated Portfolio, the Trustee shall hold the assets of the Dedicated Portfolio in that form. If the Trustee is advised by the Actuary that the Dedicated Portfolio is no longer sufficient for that purpose, the Trustee shall liquidate and reinvest the assets in the Trust Corpus as may be necessary to cause the Dedicated Portfolio to be sufficient for that purpose, or as nearly so as possible, all in accordance with the instructions of Loomis, Sayles and Company, Inc., or its successor (the "Advisor"), or if that Company has discontinued business with no successor, with the instructions of a recognized professional expert in the creation of immunized/ dedicated fixed income portfolios to be selected by the Trustee. The Trustee shall have no responsibility to verify any advice by the Actuary or instructions from the Advisor. Any portion of the Trust Corpus not allocated to the Dedicated Portfolio shall be allocated to the Short-Term Portfolio. Prior to a Potential Change in Control of the Company, the original funding of $1,000 shall be held uninvested by the Trustee.

          (b)  All expenses (including, as provided in
Section 5.01 hereof, any expenses of the Trustee) charged against the Trust Corpus shall be for the account of the Company and the Company shall be obligated promptly to reimburse the Trust Corpus for any expense charged against the Trust Corpus except to the extent that the amounts have been applied to reduce amounts payable to the Company pursuant to Section 2.01(b) or (c) hereof. The Trustee shall notify the Company from time to time of the amount of the expenses, and the Company shall promptly reimburse the Trust Corpus for those amounts. Notwithstanding the foregoing, in determining the expenses charged against the Trust Corpus, no amounts that may be paid pursuant to the Payment Schedules shall be considered to be "expenses."

                           ARTICLE III

                        CHANGE IN CONTROL

     SECTION 3.01  Definition of Potential Change in Control.
For purposes of this Trust, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

     SECTION 3.02 Definition of Change in Control. For purposes of this Trust, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

          (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     SECTION 3.03 Notice of Change. For purposes of this Trust, a Potential Change in Control or a Change in Control of the Company shall be deemed to have occurred only upon receipt by the Trustee of written notice to that effect from the Board of Directors or the Chief Executive Officer of the Company.

     SECTION 3.04 Definition of Beneficial Owner. For purposes of this Article III, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     SECTION 3.05   Definition of Person.  For purposes of this
Article III, "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                           ARTICLE IV

                   RELEASE OF THE TRUST CORPUS

     SECTION 4.01 Delivery to the Company. Except as provided in Section 4.03, when the Company delivers the Funding Amount to the Trustee upon a Potential Change in Control, the remaining Trust Corpus, less the original funding of $1,000, shall be returned to the Company one year after delivery to the Trustee unless a Change in Control shall have occurred during the one-year period. The one-year period shall recommence in the event of and upon the date of any subsequent Potential Change in Control. If another Potential Change in Control should occur after the Funding Amount has been returned to the Company as provided in this Section 4.01, the Company shall deliver a new Funding Amount to the Trustee pursuant to Section 2.01. The Company shall provide written notice to the Trustee of the occurrence of a Change in Control or Potential Change in Control or the passage of the one-year period requiring the return of trust assets to the Company pursuant to the terms of this
Section 4.01.

     SECTION 4.02 Deliveries to Participants. The Trustee shall hold the Trust Corpus in its possession under the provisions of this agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

          (a) In connection with any payment of the Funding Amount, the Company shall deliver to the Trustee schedules (the "Payment Schedules") indicating the amounts payable to or on behalf of each Executive, or providing a formula or instructions for determining the amounts so payable, the person or persons to whom so payable, the form in which the amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of the amounts. The Company (or, after a Change in Control of the Company, the Actuary) shall revise the Payment Schedules from time to time to the extent required under the Plans or pursuant to this Trust Agreement. The appropriate Payment Schedule also shall be delivered by the Trustee to each Executive. Modified Payment Schedules shall be delivered by the Company or the Actuary to the Trustee and by the Trustee to the Executives at each time that additional amounts are paid by the Company to the Trustee (or refunded to the Company) under the terms hereof and upon the occurrence of any event, such as the addition of new Executives or Plans or early retirement of an Executive, requiring a modification of any Payment Schedule. The Trustee shall have no duty to perform or to evaluate independently the determination of the Company or the Actuary made pursuant to this Section 4.02(a). At any time prior to a Change in Control of the Company, the Company may add additional Plans or additional Executives under any of the Plans, in which case both the Payment Schedules and the Funding Amount shall be adjusted accordingly. Except as otherwise provided herein, the Trustee shall make payments to or for the Executives only in accordance with the Payment Schedules. Upon and after a Change in Control of the Company, the Company may not cause any additional plans to become Plans hereunder nor may any additional Executive be added under any of the Plans.

          (b) After a Change in Control of the Company has occurred, an Executive who reasonably believes that the then current Funding Amount is inadequate or that the then current Payment Schedule applicable to him or her does not properly reflect the amount payable to or for the Executive or the time or form of payment from the Trust Corpus in respect of the Plans may deliver to the Trustee written notice (the "Executive's Notice") setting forth the Funding Amount and/or payment instructions for the amount the Executive believes is due under the relevant terms of the Plans. The Trustee shall deliver a copy of the Executive's Notice to the Company and the Actuary and to each other Executive within 10 business days of the delivery to the Trustee, and the Trustee will engage one or more independent attorneys, accountants, actuaries, or other experts (the "Experts"), including, if the Trustee so determines, the Actuary and/or the Advisor, to determine the correct Funding Amount and the correct Payment Schedule. The Trustee shall have no duty to perform or independently evaluate the determination of the Experts made pursuant to this Section 4.02(b). After any determinations, appropriate adjustments to the Funding Amount and the affected Payment Schedule may be made in accordance with the determination of the Experts, and any increase in the Funding Amount may be paid by the Company, in its sole discretion, to the Trustee as provided in Section 2.01(c).

          (c) The Trustee shall withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state, and local wage withholding requirements or otherwise and shall pay over to the appropriate government authority the amounts so withheld.

          (d) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or with respect to which the time for appeal has expired, that the Executives or any particular Executive is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of notice of the determination, pay to each Executive the portion of the Trust Corpus includable in the Executive's federal gross income.

          (e) Any revisions, modifications, or additions pertaining to Payment Schedules, Plans, or the Executive List shall not be subject to this Trust until receipt by the Trustee of copies thereof.

     SECTION 4.03 Deliveries to Creditors of the Company. The Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company in the event of the Company's insolvency or bankruptcy as defined in
Section 4.04. Accordingly, the Company shall not create, and except as otherwise provided by Section 5.01(f) this Trust Agreement shall not be construed to create, a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.04 hereof, or if the Trustee receives a written allegation from a person or entity claiming to be a creditor of the Company that the Company is bankrupt or insolvent, the Trustee shall discontinue payments to or on behalf of any of the Executives. The Trustee shall, as soon as practicable thereafter, determine whether the Company is bankrupt or insolvent, based upon the evidence as may be available to the Trustee which would provide a reasonable basis for making such a determination. Unless the Trustee has actual knowledge or has received the notice or written allegation referred to hereinabove, the Trustee shall have no duty to inquire or determine whether the Company is bankrupt or insolvent. If the Trustee determines that the Company is bankrupt or insolvent, the Trustee shall hold the Trust Corpus for the benefit of the Company's general creditors and deliver any remaining Trust Corpus to satisfy the claims of the creditors as a court of competent jurisdiction may direct, and the Trustee is authorized to institute or participate in appropriate legal proceedings to obtain directions or to determine if the Company is bankrupt or insolvent. The Trustee shall resume distributions of Trust Corpus to or for the Executives under the terms hereof, including any arrearages, after so notifying the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent, or pursuant to an order of a court of competent jurisdiction.

     SECTION 4.04 Notification of Bankruptcy or Insolvency. The Board of Directors and Chief Executive Officer of the Company shall advise the Trustee in writing of the Company's bankruptcy or insolvency within three business days following the occurrence of an event of bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of either of the following:

          (i) The Company is unable to pay its debts as the debts become due; or

          (ii) The Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

                            ARTICLE V

                             TRUSTEE

     SECTION 5.01  Trustee.

          (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee. The Trustee shall be entitled to reasonable fees for the performance of its duties hereunder, as reflected on
Schedule 2, attached.

          (b) The Trustee shall maintain such books, records, and accounts as may be necessary for the proper administration of the Trust Corpus based upon information supplied to the Trustee by the Company or the Actuary. After the delivery to the Trustee of the amounts specified in Section 2.01(a) hereof, the Trustee shall render to the Company and to each Executive, on or prior to each April 1 until the termination of this Trust (and within a reasonable period of time after the date of termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of termination). Unless the Company or any Executive shall have filed with the Trustee written exceptions or objections to any accounting within 180 days after receipt thereof, the Company or the Executive, as the case may be, shall be deemed to have approved the accounting, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in the accounting as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Executive were parties.

          (c) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. Subject to the express provisions of
Section 4.03, the Trustee shall rely at all times on, and shall have no duty of inquiry with respect to the most current Payment Schedule, Plans, Executive List, or other notice or instruction provided to it in accordance with this Trust Agreement.

          (d) The Trustee may consult with legal counsel, the Actuary, the Advisor, or other Experts to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of the Experts.

          (e) The Company shall reimburse the Trustee for all reasonable expenses incurred in connection with the performance of duties hereunder, including, but not limited to, any fees or expenses incurred by the Trustee, the Actuary, the Experts, or any Executives pursuant to Sections 2.01(c), 4.02(b), 4.03, 5.01, or 5.02. The provisions of this Section 5.01(e) shall survive the termination of this Trust Agreement.

          (f) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims, or expenses as incurred (including, without limitation, expenses of legal proceedings, including reasonable counsel fees, investigation, and fees and disbursements of the Actuary, the Advisor, the Experts, or counsel to the Trustee, and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Notwithstanding any other provision hereof, any amount payable under paragraph (e) of this Section 5.01 or this paragraph (f) and not previously paid by the Company shall be paid by the Company promptly upon demand therefor or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of the payment. The Company agrees that, upon receipt of notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus pursuant to paragraph (e) of this Section 5.01 or this paragraph (f). The failure of the Company to transfer any amount shall not in any way impair the Trustee's right to indemnification, reimbursement, and payment pursuant to paragraph (e) of this Section 5.01 or this paragraph (f).

          (g) The Trustee is specifically authorized to take any action as may be necessary or appropriate, including the institu-tion of litigation or other legal process, to enforce the Company's obligations hereunder on behalf of either itself or the Executives. Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall not be obligated to take or to continue any action hereunder that would cause an expense to it in excess of the then fair market value of the Trust Corpus.

          (h) Payments to or for Executives hereunder shall be made when due in accordance with the Plans and the Payment Schedules. In the event the Trust Corpus should be insufficient to pay when due all amounts payable hereunder to or for the Executives, amounts due first in time shall be paid in full without proration until the Trust Corpus is exhausted. The Trustee shall have no duty to make payments hereunder except from the Trust Corpus.

     SECTION 5.02 Successor Trustee. The Trustee may resign from its duties hereunder at any time by giving notice in writing of its resignation to the Company and each Executive specifying a date (not less than 30 days after the giving of such notice) when its resignation shall take effect. Promptly after notice, the Company, or if a Change in Control shall previously have occurred, the Company and a least 65% in number of the Executives reflected on the then most recent Executive List, shall appoint a successor trustee, and the successor trustee shall become Trustee hereunder upon the resignation date specified in the notice. If the Company is unable to designate a successor or if the Company and the Executives are unable to so agree upon a successor trustee within 30 days after notice, the successor trustee shall be selected by the vote of not less than 65% in number of the Executives. If the Executives cannot so agree on a successor trustee, the Trustee shall be entitled to petition a United States District Court or any court of competent jurisdiction in the state in which the Trustee maintains its principal place of business to relieve the Trustee of its duties hereunder. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company, or if a Change in Control shall previously have occurred, the Company and at least 65% in number of the Executives reflected on the then most recent Executive List, may at any time substitute a new trustee by giving 15 days' notice thereof to the Trustee then acting. In the event of removal or resignation, the Trustee shall duly file with the Company and, on and after a Change in Control, the Executives, a written statement or statements of accounts and proceedings as provided in Section 5.01(b) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 5.01(b) hereof, the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. Any successor trustee shall have no liability for the acts or omissions of a predecessor trustee.

                           ARTICLE VI

                    TERMINATION AND AMENDMENT

     SECTION 6.01 Termination. Except as provided herein, this Trust shall be irrevocable. At any time prior to a Change in Control of the Company, this Trust may be terminated by agreement of the Company and at least 65% in number of the Executives reflected on the then most recent Executive List. Upon or after a Change in Control of the Company, this Trust shall be terminated upon the earliest to occur of the following events:
(i) the written agreement to so terminate of the Company and all of the Executives reflected on the then most recent Executive List, provided, however, that no termination due to this event shall operate to accelerate payment of any amount to or for the Executives; (ii) the final payment from the Trust of the remaining balance of the Trust Corpus; or (iii) 21 years after the death of the last survivor of all of the Executives included on the original Executive List and those persons now living who have been designated as beneficiaries of the Executives in accordance with the terms of any of the Plans. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Company or its successor in interest.

     SECTION 6.02  Amendment.

          (a) At any time prior to a Change in Control of the Company, this Trust may be amended by the Company, provided, however, that no amendment may be made that would contravene the terms of any of the Plans or accelerate payment to or for the Executives thereunder and provided further that the Trustee must consent to any amendment that would increase its duties hereunder.

          (b) Upon and after a Change in Control of the Company, the following rules will govern amendments: (i) this Trust may not be amended except by an instrument in writing signed on behalf of the Trustee and the Company, together with the written consent of at least 65% in number of the Executives reflected on the then most recent Executive List; (ii) notwithstanding the foregoing, any amendment may be made by written agreement of the Trustee and the Company without obtaining the consent of the Executives if the amendment does not adversely affect the rights of any Executive hereunder or if the amendment is necessary in order to obtain a favorable determination of the Internal Revenue Service as to the federal income tax consequences to the Executives of the creation and funding of the Trust hereunder;
(iii) no amendment relating to this Trust may be made that would decrease the amounts payable hereunder to a particular Executive unless the Executive has agreed in writing to the amendment; and
(iv) no amendment relating to this Trust may be made that would contravene the terms of any of the Plans as in existence prior to a Change in Control of the Company or accelerate payment to or for the Executives thereunder.

                           ARTICLE VII

                       GENERAL PROVISIONS

     SECTION 7.01 Further Assurances. The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver further instruments and do further acts as may be necessary or proper to effectuate the purposes of this Trust. The Trustee shall incur no liability under this Trust Agreement for any failure to act pursuant to any notice, direction, or other communication from any person entitled to instruct the Trustee hereunder, or in the absence thereof, unless and until the Trustee shall have received instructions in form satisfactory to it.

     SECTION 7.02  Certain Provisions Relating to This Trust.

          (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements, and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

          (b) This Trust shall be governed by and construed in accordance with the laws of the state of Illinois, other than and without reference to any provisions of the laws regarding choice of laws or conflict of laws.

          (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of any provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

          (d) No Executive shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust before the assets are paid to or for the Executive as provided in
Section 4.02, and all rights created under the Trust and the Plans shall be unsecured contractual rights of the Executive against the Company. No part of, or claim against, the assets of the Trust may be assigned, anticipated, alienated, encumbered, garnished, attached, or in any other manner disposed of by any of the Executives, and no part of or claim against shall be subject to any legal process or claims of creditors of any of the Executives. Any amounts transferred to the Trust shall not in any way represent security for payment of benefits under the Plans, and benefits under the Plans are in no way governed or limited by the amounts of assets, if any, held in this Trust.
The Company shall make no representation that the assets of the Trust are not subject to claims of the Company's creditors in the event of bankruptcy or insolvency of the Company.

     SECTION 7.03 Notices. Any notice, report, demand, or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

          If to the Company:  Boise Cascade Corporation
                              Attention General Counsel
                              1111 W. Jefferson Street
                              P.O. Box 50
                              Boise, ID 83728

          If to the Trustee:  American National Bank and Trust
                                Company of Chicago
                              Attention Trust Administration
                                        Division
                              33 North LaSalle Street
                              Chicago, IL 60690

          If to an Executive: The address of the Executive as
                              listed on the then most recent
                              Executive List.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

     SECTION 7.04  Trust Beneficiaries.   Each Executive is an
intended beneficiary under this Trust and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if he or she had been a party hereto.

     IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                         BOISE CASCADE CORPORATION


                         By:  ______________________________
                                 J. Michael Gwartney
                         Title:  Vice President, Human Resources


                         AMERICAN NATIONAL BANK AND
                           TRUST COMPANY OF CHICAGO


                         By:  ______________________________
                         Title:  ___________________________